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                                                                   EXHIBIT 10.54


                           COMMERCIAL LEASE AGREEMENT


     THIS COMMERCIAL LEASE AGREEMENT (the "AGREEMENT") is made this 17 day of November, 1997 and effective as of June 1, 1997, by and between JAMES E. L. PETERS, JR. (hereinafter called "LANDLORD") and SOUTHLAKE COLLISION HENRY COUNTY, INC., a Georgia corporation (hereinafter called "TENANT").

                                   WITNESSETH

PREMISES

     1. Landlord, for an in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, provided for and contained to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the property described on Exhibit "A" attached hereto (hereinafter called the "PREMISES"). No easement for light or air is included in the Premises.

TERM

     2.   The Tenant shall have and hold the Premises for a term of fifteen
(15) years beginning on the 1st day of June, 1997, and ending on the 31st day of May, 2012, at midnight, unless sooner terminated as hereinafter provided.

RENTAL

     3. Tenant agrees to pay to Landlord at the address of Landlord as stated in this Lease, without demand, deduction or set off, monthly rental of Seven Thousand Dollars ($7,000.00) payable in advance on the first day of each calendar month during the term hereof. Rental for any period during the term hereof which is for less than one month shall be a pro-rated portion of the monthly rental due.

LATE CHARGES

     4. If Landlord fails to receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.


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UTILITY BILLS

     5. Tenant shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills for the Premises and Tenant shall pay all charges for garbage collection or other sanitary services.

USE OF PREMISES

     6. Premises shall be used for a automotive collision repair facility only and no other purpose. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

ABANDONMENT OF THE PREMISES

     7. Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

INDEMNITY; INSURANCE

     8.


          A. Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during all times of this Lease and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $500,000.00 per person and $1,000,000.00 per accident, and property damage limits of $100,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this Section, and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

          B. Tenant agrees to pay as additional rental Landlord's reasonable annual cost of carrying fire and extended coverage insurance and general liability insurance ("INSURANCE") on the Premises. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to 1/12 of such Insurance which will be due and payable for that particular year. Each Insurance Escrow Payment shall be due and payable at the same time and

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manner of the payment of Rental as provided herein. The amount of the initial monthly Insurance Escrow Payment will be $_________. The initial monthly Insurance Escrow Payment is based upon the estimated Insurance for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease no more frequently than semi-annually as determined by Landlord to reflect an accurate monthly escrow of the cost of the Insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Insurance Escrow Payments are less than the actual cost of the Insurance on the Premises, Tenant shall pay the difference to Landlord within thirty (30) days after written demand together with receipt of invoices and other such supporting information as Tenant shall reasonably request; if the total Insurance Escrow Payments of Tenant are more than the actual cost of the Insurance on the Premises, Landlord shall promptly refund such excess.

PROPERTY TAXES

     9.

          A. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such personal property taxes of Tenant are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord its proportionate share of such taxes within thirty (3) days after written notice from Landlord setting forth the amount of such taxes applicable to Personal Property together with a copy of the tax bill and other evidence documenting that such tax is properly payable by Tenant.

          B. Tenant agrees to pay all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "TAXES"), levied or assessed against the Premises. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to 1/12 of the Taxes on the Premises which will be due and payable for that particular year. Each Tax Escrow Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of Rental as provided herein. The amount of the initial monthly Tax Escrow Payment will be $_________. The initial monthly Tax Escrow Payment is based upon the estimated Taxes on the Premises for the year in question, and the monthly Tax Escrow Payment is subject to increase and decrease no more frequently than semi-annually as determined by Landlord to reflect an accurate escrow of the amount of the Taxes. The Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Tax Escrow Payments are less than the actual Taxes on the Premises, Tenant shall pay to Landlord the difference within thirty (30) days after written demand together with paid receipts and such other information as Tenant shall reasonably request; if the total Tax Escrow Payments of Tenant are more than the actual Taxes on the Premises, Landlord shall promptly refund such excess. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to pay any income, estate, corporate, inheritance, succession, business or transfer tax of Landlord.

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          C.     If Tenant should fail to pay taxes, assessments, or
governmental charges when due and required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such taxes, assessments, and governmental charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable upon thirty (30) days after written demand as additional rental plus interest at the rate of fifteen percent (15%) per annum from the date of payment by Landlord until repaid by Tenant.

          D. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy, or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings on the Premises, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof, but only to the extent that any such change in the present method of taxation or assessment is in lieu of, a substitute for, or such a supplement to, taxes as they are now assessed and only to the extent that such taxes would be payable if the Premises were the only property of Landlord subject to such taxes or the income from operation of the Premises were Landlord's only income, as the case may be.

REPAIRS BY LANDLORD

     10. Landlord shall have no responsibility whatsoever to make any repairs to the Premises, such obligation being the sold obligation of Tenant.

REPAIRS BY TENANT

     11. Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease, and any extension or renewal thereof, at its sole expense, keep in good repair the roof, foundations and exterior walls of the Premises (inclusive of all glass and exterior doors) and underground utility and sewer pipes outside the exterior walls of the Premises. Further, Tenant shall provide for the mowing of grass, care of shrubs and general landscaping, and proper maintenance, repair and replacement of the HVAC system. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

ALTERATIONS

     12. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations.


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REMOVAL OF FIXTURES

     13. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises (but not any fixtures or equipment placed in the Premises by a prior tenant), provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

     14. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

CONDEMNATION

     15. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord of Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.

ASSIGNMENT AND SUBLETTING

     16. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

     17. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "EVENT OF DEFAULT") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (1) Tenant fails to pay the rental as provided for herein; (2) Tenant abandons or vacates the Premises; (3) Tenant fails to comply with or abide by and perform any other material obligation imposed upon


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Tenant under this Lease; (4) Tenant is adjudicated bankrupt; (5) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (6) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (7) Tenant makes an assignment for benefit of creditors; or (8) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

     18. Upon the occurrence of Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law; (a) if the Event of Default involves nonpayment of rental and Tenant fails to cure such default within ten (10) days after receipt of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than the payment of rental, and Tenant fails to cure such default within thirty (30) days after the receipt of written notice of default from Landlord, Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages in an amount equal to all rental which is then due and the present value (discounted at ten percent (10%) per annum) of all rental which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (b) if the Event of Default involves any matter other than those set forth in item (a) of this Section, Landlord may terminate this Lease by giving written notice to Tenant, and upon such termination, shall be entitled to recover from the Tenant damages in an amount equal to all rental which is then due and the present value (discounted at ten percent (10%) annum) of all rental which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) upon any Event of Default, Landlord, as Tenant's agent, without terminating this Lease may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord seems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting, provided, however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default.

EXTERIOR SIGNS

     19. Except as are currently on the Premises, Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord, such consent not to be unreasonably withheld or delayed. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.


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LANDLORD'S ENTRY OF PREMISES

     20. Landlord may card the Premises "For Rent" or "For Sale" sixty (60) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

     21. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

MORTGAGEE'S RIGHTS

     22. Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Premises by Landlord. Tenant shall, if requested by Landlord, execute a separate agreement reflecting such subordination.

QUIET ENJOYMENT

     23. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

NO ESTATE IN LAND

     24. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct no subject to levy and sale, and not assignable by Tenant except by Landlord consent.

ATTORNEY'S FEES

     25. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees to be fixed by the court in such action or proceeding.

RIGHTS CUMULATIVE

     26. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.


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WAIVER OF RIGHTS

     27. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with terms hereof.

TIME OF ESSENCE

     28.  Time is of the essence of this Lease.

DEFINITIONS

     29. "Landlord" as used in this Lease shall include the undersigned, its heirs, representative, assigns and successors in title to the Premises. "Tenant" shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessee as to the Premises covered by such assignment or sublease.

NOTICES

     30. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid. Agent shall be copied with all required or permitted notices. Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant's taking possession of the Premises, then Premises shall be Tenant's address for notice purposes. Notices to Landlord and Agent shall be delivered or sent to the addresses hereinafter stated, to wit:

     Landlord:          James E.L. Peters, Jr.
                        3056 Lake Park Drive
                        Jonesboro, Georgia 30236

     Tenant:            Southlake Collision Henry County, Inc.
                        1110 Highway 155 South
                        McDonough, Georgia 30253


ENTIRE AGREEMENT

     31. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.


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SPECIAL STIPULATIONS

     32. Any special stipulations are set forth below. In so far as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control:

                                     [NONE]

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the date and year first above written.


                                   LANDLORD:


                                   /s/ JAMES E.L. PETERS, JR. (SEAL)
                                   ---------------------------------
                                       JAMES E.L. PETERS, JR.


                                   TENANT:

                                   SOUTHLAKE COLLISION HENRY
                                     COUNTY, INC.


                                   by: JAMES E.L. PETERS, JR. (Pres.)
                                      -------------------------------
                                       President

All that tract or parcel of land lying and being in Land Lot 221 of the 7th District of Henry County, Georgia, and containing 2.87 acres, and being designated as Parcel A according to a plat of survey made by Joe Evans, Registered Surveyor #1105, State of Georgia, dated February, 1982, and being more particularly described as follows:

BEGINNING at a point located on the North right-of-way of Georgia State Highway #155, said point being where said North right-of-way of State Route #155 intersects the Western right-of-way of Industrial Parkway Drive, and from said point running South 59 degrees 25 minutes 40 seconds West along North right-of-way of State Route #155 a distance of 433.46 feet (chord), said point marked by an iron pin stake; thence North 00 degrees 28 minutes 00 seconds East a distance of 580.50 feet to the Southwestern right-of-way of Industrial Parkway Drive, said point being marked by an iron pin stake; thence running Southwestern right-of-way of Industrial Parkway Drive to the POINT OF BEGINNING, said distance as measured South 45 degrees 47 minutes 58 seconds East a distance of
515.16 feet (chord). Said property described according to the above referred plat and designated as Parcel A on said plat which is marked Exhibit "A" attached hereto and made a part hereof.

ALSO:

All that tract or parcel of land lying and being in Land Lot 221 of the 7th Land District of Henry County, Georgia, and being Parcel B as identified on a plat of survey made February 19, 1982, said plat being recorded in Book 495, Page 64, Henry County records.

BEGINNING at the point where the North right-of-way of State Route #155 intersects the East line of Parcel B, as shown on said plat and from said point running South 52 degrees 25 minutes 46 seconds West along said North right-of-way a distance of 200.00 feet (chord) to an iron pin found; thence North 00 degrees 28 minutes 00 seconds East 762.24 feet to the South right-of-way of Industrial Parkway; thence South 64 degrees 53 minutes 12 seconds East along said right-of-way a distance of 188.54 (chord); thence South 00 degrees 28 minutes 00 seconds West a distance of 580.50 feet to the POINT OF BEGINNING. Said tract containing 2.65 acres. Said description made according to plat heretofore referred to, a copy of which is attached hereto and made a part of this deed.


                                   EXHIBIT "A"

                                                                     EXHIBIT "B"

All that tract or parcel of land lying and being in Land Lot 221 of the 7th Land District of Henry County, Georgia, and being designated as 2.23 acres of land with existing building located thereon and all other improvements, as shown on a plat of survey prepared for James E. Peters, Jr. by S. L. Colwell & Assoc., Inc., dated April 29, 1997, and by reference to said plat of survey being more particularly described as follows:

BEGINNING at a point located at the intersection of the Northwestern right-of-way line of State Route 155 (100' R/W), with the Southwestern right-of-way line of Industrial Parkway (100' R/W); thence leaving the Southwestern right-of-way line of Industrial Parkway and proceeding along the Northwestern right-of-way line of State Route 155 South 59 degrees 23 minutes 14 seconds West 371.32 feet to a point; thence leaving said right-of-way line North 30 degrees 36 minutes 46 seconds West 43.28 feet to a point; thence proceeding North 00 degrees 00 minutes 00 seconds East 135.81 feet to a point; thence proceeding North 46 degrees 25 minutes 34 seconds West 107.03 feet to a point; thence proceeding North 43 degrees 34 minutes 26 seconds East 283.87 feet to a point located on the Southwestern right-of-way line of Industrial Parkway; thence proceeding along said right-of-way line and following the curvature thereof along an arc a distance of 347.73 feet, said arc being subtended by a chord having a bearing and distance of South 40 degrees 18 minutes 44 seconds East 345.44 feet, to a point located at the intersection of the Southwestern right-of-way line of Industrial Parkway with the Northwestern right-of-way line of State Route 155, said point being the POINT OF BEGINNING.

                 FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT


     THIS FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT (the "FIRST
AMENDMENT") is made this 1st day of December, 1997, and effective as of December 1, 1997, by and between JAMES E. L. PETERS, JR. (hereinafter called "LANDLORD") and SOUTHLAKE COLLISION HENRY COUNTY, INC., a Georgia corporation (hereinafter called "TENANT").


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant are parties to that certain Commercial Lease Agreement dated November 17, 1997, and effective as of June 1, 1997, governing Tenant's facility located in Henry County, Georgia (the "LEASE"); and

     WHEREAS, Landlord and Tenant desire to amend the terms of the Lease.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and contained in the Lease, and for other good and valuable considerations, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Section 3 of the Lease is hereby amended by increasing the monthly rental from Seven Thousand Dollars ($7,000.00) per month to Twelve Thousand Dollars ($12,000.00) per month.

     2. Except as herein amended, all terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals the day and year first above written.

                                         /s/ James E. L. Peters, Jr. (SEAL)
                                        ------------------------------
                                        JAMES E. L. PETERS, JR.


                                        SOUTHLAKE COLLISION HENRY
                                         COUNTY, INC.



                                        By: /s/ James E. L. Peters, Jr.
                                           ----------------------------


                                        Title: President
                                              -------------------------

                                               [CORPORATE SEAL]